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Exhibit 99.1


                     ILINC RECEIVES CONTINUED LISTING NOTICE

PHOENIX, Arizona (December 19, 2008) - iLinc (AMEX:ILC), a leader in web conferencing, desktop video conferencing software received notification from the staff of the NYSE Alternext on December 15, 2008 that iLinc did not meet certain of the Exchange's continued listing standards. The notice indicated that the company is not in compliance with Section 1003(a)(ii) of the Exchange's listing standards since it had stockholders' equity of less than $4,000,000 and losses from continuing operations in three out of its four most recent fiscal years. In the notice, the Exchange has deemed it appropriate that the company effect a reverse stock split to address its low stock price. Pursuant to the listing rules, iLinc is afforded the opportunity to submit a plan of compliance to the Exchange by January 14, 2009 that demonstrates its ability to regain compliance by June 15, 2010. If the Company does not submit a plan or if the Exchange does not accept the plan, then the company will be subject to delisting procedures. The Company is investigating all options available to it.

James M. Powers, Jr., President and Chief Executive Officer of iLinc, said, "As many know, the American Stock Exchange merged with the New York Stock Exchange and is now called the NYSE Alternext. So with receipt of the notice from NYSE Alternext, we think it is appropriate to pause and consider all options available to iLinc in light of current stock market conditions. For some time now, iLinc has traded below what we consider its true value, and recent overall stock market conditions have exacerbated that condition," continued Dr. Powers.

"We continue to see increasing demand for our web and video conferencing software, and see continued growth with our new SaaS subscription model. We want to remain well-positioned to capitalize on iLinc's true value for the benefit of our shareholders and employees alike.," concluded Dr. Powers.

ABOUT ILINC COMMUNICATIONS, INC.
iLinc, a recognized leader in web conferencing, desktop video conferencing software and collaboration solutions, aims to revolutionize the way organizations meet and communicate. Through its software and services, iLinc liberates people by enabling them to get more done, travel less, achieve work-life balance while preserving the environment. iLinc offers the only enterprise-class web and video conferencing software that allows customers to choose between a software-as-a-service (SaaS) rental model or a traditional software purchase model, in combination with hosting by iLinc or on-premise installation. iLinc is headquartered in Phoenix, Arizona. For more visit WWW.ILINC.COM/INVESTORS.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES ARE DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.